GODDARD INDUSTRIES, INC.
                       705 Plantation Street
                  Worcester, Massachusetts 01605

                     NOTICE OF SPECIAL MEETING
                 IN LIEU OF THE ANNUAL MEETING OF
                           STOCKHOLDERS
                     To Be Held March 23, 2001



To: The Stockholders of
    Goddard Industries, Inc.

     Notice is hereby given that the Special Meeting in Lieu of the Annual Meeting of Stockholders of Goddard Industries, Inc., a Massachusetts corporation, will be held on Friday, March 23, 2001 at 11:00 a.m. at The Beechwood Inn, 363 Plantation Street, Worcester, Massachusetts for the following purposes:

     1. To elect two directors to hold office until the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified.

     2. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the meeting or any adjournments thereof.

      Information regarding matters to be acted upon at the Special Meeting in Lieu of the Annual Meeting of Stockholders is contained in the proxy statement attached to this notice.

      Only stockholders of record at the close of business on January 22, 2001 are entitled to notice of, or to vote at, such meeting or any adjournments thereof.

                                           By Order of the Board of Directors


                                                          Joel M. Reck, Clerk

Worcester, Massachusetts
February 2, 2001

      You are cordially invited to attend this meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy at your earliest convenience. For your convenience, we have provided a reply envelope which needs no postage if mailed in the United States.


                     GODDARD INDUSTRIES, INC.
                          PROXY STATEMENT
              For the Special Meeting in Lieu of the
                  Annual Meeting of Stockholders
                 To be Held Friday, March 23, 2001



      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Goddard Industries, Inc. (referred to hereinafter as the "Company") for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held at 11:00 a.m. on Friday, March 23, 2001 at The Beechwood Inn, 363 Plantation Street, Worcester, Massachusetts and at any adjournment or adjournments thereof (the "Meeting"). Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company, for which no additional compensation will be received. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. All costs of preparing, printing, assembling and mailing the form of proxy and proxy statement will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to the stockholders on or about February 2,2001. The principal executive offices of the Company are located at 705 Plantation Street, Worcester, Massachusetts 01605.

      Only stockholders of record at the close of business on January 22, 2001 are entitled to notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 2,157,271 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each share is entitled to one vote on all matters to come before the Meeting. Provided a quorum (consisting of a majority of the shares outstanding and entitled to vote) is present in person or by proxy at the meeting, a plurality of the votes cast for any nominee is required for election of directors. Under Massachusetts law and the Company's By-laws, all shares present or represented by proxy, whether they vote or abstain, will be counted as present for purposes of determining a quorum and for purposes of determining the number of shares present and entitled to vote. Accordingly, abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of directors.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy and, in the absence of such direction, for the election of the nominees as directors and in accordance with their best judgment by the proxies if any other matter shall properly come before the Meeting. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting. The Board of Directors knows of no matters, other than election of directors, to be presented for consideration at the Meeting.

      The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 2000, including audited financial statements, is being mailed to each of the stockholders of the Company simultaneously with this proxy statement.


                          PROPOSAL NO. 1
                       ELECTION OF DIRECTORS


      At the Meeting, two directors (constituting 40% of the Board of Directors) are to be elected to serve until the 2004 annual meeting of stockholders and until their successors are duly elected and qualified. The proxy cannot be voted for a greater number of persons than two.

      The Company's Restated Articles of Organization, as amended, and By-laws provide that the Board of Directors shall be composed of three classes of directors, one class to be elected each year.

      It is the intention of the persons who are named in the accompanying form as proxies, to vote for the election of Lyle E. Wimmergren and Dr. Robert E. Humphreys to the class of directors indicated, and for the term set forth therein. In the unanticipated event that either or both of the nominees are unable to serve, the persons named as proxies will vote for such substitute, if any, as the present Board of Directors may designate or to reduce the number of directors. Directors are elected by a plurality of the votes cast for election of directors.

Information As To Officers, Directors and Beneficial Owners

      The following table sets forth certain information, as of November 30, 2000, with respect to the nominees, each of the directors whose term extends beyond the Meeting, each named executive officer in the Summary Compensation Table under "Executive Compensation," all executive officers and directors as a group (8 persons) and each person known to the Company to own five percent or more of the Company's Common Stock. This table is based on information furnished by such persons.

                                    Number    of
                                    Shares of
                           Direct      Common              Year
                            or or      Stock               Term
Name (1)                   Office   Beneficiall  Percen   Would
                              r          y         t      Expire
                            Since      Owned       of      and
                                                 Class    Class


Salvatore J. Vinciguerra    1999    125,000       (2) 5.5%     2002
                                                         Class 3

Dr. Jacky Knopp, Jr.        1972    88,000        (3) 4.1%     2002
                                                         Class 3

Saul I. Reck                1959    333,930       (4)15.5%     2003
                                                         Class 1

Lyle E. Wimmergren          1978    20,000  (5)    *       2004
                                                         Class 2

Dr. Robert E. Humphreys     1997    472,950       (6)21.9%     2004
                                                         Class 2

Donald R. Nelson            1973    106,650       (7) 4.9%      --

All executive officers and   --                   1,146,53048.5%      --
directors as a group
(8 persons)

Joseph A. Lalli              --     183,550       (8) 8.6%      --
6 Middlemont Way, Stow, MA

Stanley  A. Goldstein  and   --     117,500       (9) 5.5%      --
Audrey I. Goldstein
2   No.  Montgomery  Ave.,
Atlantic City, NJ

*Less than one percent
         (1) Unless otherwise noted, each person's address is c/o Goddard Industries, Inc., 705 Plantation Street, Worcester, Massachusetts 01605, and each person identified possesses sole voting and investment power with respect to the shares set forth opposite such person's name.
         (2) Consists of options to acquire 125,000 shares held by Mr. Vinciguerra.
         (3) Includes 32,000 shares owned by Dr. Knopp's wife, as to which he disclaims beneficial ownership, and options to acquire 15,000 shares held by Dr. Knopp.
         (4)                      Includes 5,250 shares held by Mr.
         Reck's wife, as to which he disclaims beneficial ownership, and options to acquire 10,000 shares held by Mr. Reck.
         (5)                       Consists of options  to  acquire
         20,000 shares held by Mr. Wimmergren.
         (6) Includes 217,650 shares as to which Dr. Humphreys has sole voting and dispositive power and 240,300 shares as to which Dr. Humphreys shares voting and dispositive power by virtue of a power of attorney over the investment accounts of seven persons. Dr. Humphreys and certain other persons, acting as a group, beneficially own an aggregate of 457,950 shares. Also includes options to acquire 15,000 shares held by Dr. Humphreys. Dr. Humphreys's address is One Innovation Drive, Worcester, Massachusetts 01605.
         (7) Includes 19,900 shares owned jointly with Mr. Nelson's wife and options to acquire 38,750 shares held by Mr. Nelson.
         (8) Based upon information reported in Schedule 13D, Amendment No. 6 filed with the Securities and Exchange Commission. Mr. Lalli has sole voting and dispositive power over 154,050 shares and shared voting and dispositive power with his wife over 29,500 shares.
         (9) Based upon information reported in a Schedule 13G filed with the Securities and Exchange Commission. Mr. and Mrs. Goldstein share voting and dispositive power over 117,500 shares.


    Mr. Saul I. Reck, age 82, the founder and Chairman of the Board of the Company, has served as a director since 1960 and served as President and Treasurer from 1960 until October 19, 1998.

    Mr. Vinciguerra, age 62, has served as Chief Executive Officer, President and Treasurer of the Company since October 19, 1998. Prior to joining the Company, he served as Chief Executive Officer and director of Ferrofluidics Corporation from June 1996 until June 1998 and as its President from January 1995 until June 1996. From 1991 until 1994, Mr. Vinciguerra served as President and Chief Executive Officer of the Weighing and Systems Group of Staveley Industries, plc. Mr. Vinciguerra is a member of the Board of Directors of Metrisa Corporation, Saphikon Corporation and Carr Separations, Inc., and is a member of the Board of Directors of the Japan Society of Boston.

     Dr. Knopp, age 78, has served as a director since 1972. For more than five years, he has been an account executive at the stock brokerage firm of Moors & Cabot, Inc. and its predecessors. Dr. Knopp is also Professor Emeritus of Canisius College, Buffalo, New York.

     Mr. Wimmergren, age 69, has served as a director since 1978. He is Professor Emeritus of Management at Worcester Polytechnic Institute, Worcester, Massachusetts.

     Dr. Humphreys, age 58, has served as a director since 1997. Since August 1995, Dr. Humphreys has been President of Antigen Express, Inc., a biotech company focused on creating drugs for auto-
immune  diseases.   Prior  to August 1995,  he  was  Professor  and
interim Chair of the Department of Pharmacology at the University of Massachusetts Medical School.

     Mr. Nelson, age 65, has been employed by the Company as the Vice President of Engineering for more than five years.

    Saul I. Reck is the father of Michael E. Reck, President of the Webstone Company, Inc. ("Webstone"), a former subsidiary of the Company, and Joel M. Reck, Clerk of the Company.

Board of Directors Meetings

     The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 2000. Each present director attended at least 75% of the meetings of the Board of Directors and of all committees of which he was a member.

      The Board of Directors has an Audit Committee and a Compensation Committee, both composed of Dr. Knopp and Mr. Wimmergren. The Audit Committee, which met once formally with the Company's independent auditor's, Greenberg, Rosenblatt, Kull & Bitsoli, P.C., and two times by telephone conference call during the last fiscal year, is charged with recommending to the Board of Directors retention of a firm of independent accountants and with reviewing the Company's internal audit and accounting controls, the report of the independent accountants and the financial statements of the Company. The Compensation Committee, which met four times during the last fiscal year, is responsible for recommending salary and bonus levels of officers and key employees. There is no
Nominating Committee of the Board of Directors. The Board of Directors as a whole will consider nominees for director submitted to it in writing by any shareholder.

Executive Compensation

     The following table sets forth information concerning the annual compensation for the chief executive officer and each of the other most highly compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year.

                    SUMMARY COMPENSATION TABLE

                        Annual Compensation

                                                      All Other
 Name and    Fiscal Year     Salary       Bonus      Compensatio
                                                          n
 Principal      Ended         ($)          ($)           ($)
 Position


Salvatore      9/30/00      $180,000        --       $15,000 (1)
J.             10/2/99       140,000     $35,000        16,700
Vinciguerra                                              (1)
      Chief    10/3/98
Executive
   Officer,                    --           --           --

President &

Treasurer

Donald   R.    9/30/00      $103,000      $5,000     $7,000 (2)
Nelson
       Vice    10/2/99       100,000       6,500       5,000 (2)
President
of
               10/3/98         95,000     10,000         --
Engineering





      (1) Consists of payments made by the Company to Mr. Vinciguerra as a percentage of management fees received by the Company for Mr. Vinciguerra's services rendered pursuant to the terms of an agreement, which is no longer in effect, between the Company and Carr Separations, Inc.

      (2) Consists of cash payments used for purchase of retirement benefits.




      The following table shows information concerning the grant of stock options and stock appreciation rights ("SARs") during fiscal 2000 to each of the named executive officers.


             OPTION/SAR GRANTS FOR LAST FISCAL YEAR

              Number of    Percent of
              Securities     Total
              Underlying  Options/SAR
             Options/SAR   s Granted   Exercise or
   Name       s Granted        to       Base Price   Expiration
                           Employees                    Date
                           in Fiscal
                              Year

Salvatore       50,000       13.8%        $1.375     10/22/2009
J.              40,000       11.1%        $1.750     05/16/2010
Vinciguerra




Donald   R.     55,000       15.2%        $1.375     12/17/2009
Nelson



      The following table shows information concerning the exercise of stock options during fiscal 2000 and the fiscal year-end value of unexercised options and stock appreciation rights.


              AGGREGATED OPTION/SAR EXERCISES IN LAST
             FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                    Number of        Value of
                                   Securities      Unexercised
                                   Underlying      In-the Money
                                   Unexercised
                                  Options/SARs     Options/SARs
                                                        at
          Shares                   At 9/30/00       At 9/30/00
          Acquired
             on      Value       Exercisable/Une  Exercisable/Un
          Exercise   Realized      xercisable      exercisable
Name         (#)        ($)            (#)             ($)

Salvator     --          --      62,500/227,500        0/0
e J.
Vincigue
rra

Donald       --          --       25,000/55,000        0/0
R.
Nelson


      In connection with the hiring of Mr. Vinciguerra as Chief Executive Officer, President and Treasurer, the Company entered into an Employment Agreement with him dated October 19, 1998. Under the Employment Agreement, Mr. Vinciguerra is entitled to an initial base salary of $140,000 per year, plus a bonus of up to 25% of his base salary at the discretion of the Board of Directors. In addition, he was granted stock options as follows: (i) ten year incentive stock options to acquire 200,000 shares of Common Stock on October 19, 1998, which options vest 25% at the end of each of the first four years of employment, with acceleration of vesting upon the happening of certain events; (ii) ten year incentive stock options to acquire 50,000 shares of Common Stock on October 22, 1999, which options vest 25% immediately and 25% on each of the first  three  anniversaries of the grant of the stock options;  and
(iii) ten year incentive stock options to acquire 40,000 shares of Common Stock granted on May 16, 2000, which options vest 25% on each of the first four anniversaries of the grant of the stock options. Mr. Vinciguerra is entitled to six months of severance compensation upon termination of his employment by the Company other than for cause.

Compensation of Directors

      Each director who is not also an officer or employee of the Company receives a base fee of $2,400 per year. Each director who is not also an officer or employee of the Company and who lives in the Greater Worcester area receives $500 for each Board of Directors meeting he attends. Each director who is not also an officer or employee of the Company and who lives outside the Greater Worcester area receives $750 for each such meeting, plus travel expenses to and from Worcester. No extra compensation is paid for attendance at meetings of committees. All non-employee directors as a group were paid $23,350 for services rendered during fiscal year 2000.

      The Board of Directors has a Severance Compensation Plan for certain officers and all directors in the event that there is a "change in control" of the Company not approved by the Board of Directors resulting in the termination of employment or reduction in the duties and responsibilities of the President, Vice-Presidents and Treasurer (as determined by the Board of Directors) and/or a termination of service as director of the Company. The plan provides that such President, Vice-Presidents and Treasurer will continue to receive the compensation being paid to them at the time of the termination or change in the nature of employment, for a period of five years following such termination or change, and the non-employee directors will continue to receive directors' fees of $500 or $750 per fiscal quarter, depending on whether or not the director lives in the Greater Worcester area, for such five year period. At the current rate of compensation this would entail an aggregate payment of $1,415,000 to the executive officers as a group and a payment of $50,000 to the non-employee directors as a group.

Audit Committee Report

      The Audit Committee of the Board of Directors (the "Audit Committee") is currently comprised of two of the Company's directors: Dr. Knopp and Mr. Wimmergren. Both members of the Company's Audit Committee are "independent" as such term is defined under the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee does not currently operate pursuant to a written charter, but is charged with recommending to the Board of Directors retention of a firm of independent accountants and with reviewing the Company's internal audit and accounting controls, the report of the independent accountants and the financial statements of the Company. The Audit Committee met once with the Company's independent auditors,
Greenberg, Rosenblatt, Kull & Bitsoli, P.C., and two times by telephone conference call during fiscal year 2000.

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2000. The Audit Committee has also discussed with Greenberg, Rosenblatt, Kull & Bitsoli, P.C. the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Greenberg, Rosenblatt, Kull & Bitsoli, P.C. regarding their independence, and has discussed the matter with the auditors.

      Based on its review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000. Further, the Audit Committee recommends that the Board of Directors engage Greenberg, Rosenblatt, Kull & Bitsoli, P.C. as the Company's independent auditors for the fiscal year ending September 29, 2001.

      This Audit Committee Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporated by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that this report be specifically incorporated by reference.

                                   Audit Committee:

                                   Dr. Jacky Knopp, Jr.
                                   Lyle E. Wimmergren
                           OTHER MATTERS

Certain Transactions

      On July 2, 1999, after several months of negotiations between the Company and Michael E. Reck, the son of Saul I. Reck and brother of Joel M. Reck, a special committee of directors reached an agreement to sell the stock of Webstone, a subsidiary of the Company, to Michael E. Reck for a purchase price of $1,789,000 as follows: $1,389,000 in cash at closing, $150,000 in the form of a ninety day non-interest-bearing loan, and $250,000 in preferred stock of Webstone. The investment banking firm of Fechtor Detwiler, Inc. provided an opinion to the Board of Directors that the transaction was fair to the Company.

Relationship with Independent Public Accountants

      The Audit Committee of the Board of Directors has selected Greenberg, Rosenblatt, Kull & Bitsoli, P.C. as independent auditors for the Company for the current fiscal year. That firm and its predecessors have served in such capacity since fiscal year 1982.

       It is anticipated that a representative of Greenberg, Rosenblatt, Kull & Bitsoli, P.C. will be present at the Meeting. The representative will be afforded the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended September 30, 2000, except that on January 25, 2001, Mr. Salvatore J. Vinciguerra filed a Form 4 dated January 25, 2001 reflecting the grant of options on October 22, 1999 and the grant of options on May 16, 2000, and Mr. Donald R. Nelson filed a Form 4 on January 25, 2001 reflecting the grant of options on December 17, 1999.

Other Matters To Be Acted Upon

      The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such matters. However, if any other matters shall properly come before the Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Shareholder Proposals

      Shareholder proposals intended to be presented at the Annual Meeting in 2002 and included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company on or before October 5, 2001 and should be addressed to Salvatore J. Vinciguerra, President, Goddard Industries, Inc., 705 Plantation Street, Worcester, Massachusetts 01605. If a proponent fails to notify the Company by December 19, 2001 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Annual Meeting in 2002, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

Annual Report And Form 10-KSB

     Additional copies of the Annual Report to Stockholders for the fiscal year ended September 30, 2000 and copies of the Annual Report of the Company to the Securities and Exchange Commission on Form 10-KSB for that fiscal year are available to stockholders without charge upon written request addressed to Lucy J. Rybacki at the Company at 705 Plantation Street, Worcester, Massachusetts 01605.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.













PROXY                                                 GODDARD
INDUSTRIES, INC.              PROXY


      The undersigned hereby appoints Mr. Saul I. Reck and Mr. Salvatore J. Vinciguerra, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of the Annual Meeting of Stockholders of Goddard Industries, Inc. to be held on Friday, March 23, 2001 and at any adjournment or adjournments thereof, with all power which the undersigned may be entitled to vote at said meeting upon the following proposals more fully described in the notice of and proxy statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1.  Election of Directors

  To elect to serve as directors until the year 2004:   Lyle E.
Wimmergren and Dr. Robert E. Humphreys

  FOR the nominees
  WITHHOLD AUTHORITY on the following nominees:
__________________________________




THIS  PROXY  IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.   IT
WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

(PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.)


                                   Dated:
___________________________, 2001



______________________________________
                                   Signature(s)


______________________________________
                                   (Signatures should be the same
as the name
                                    printed hereon.  Executors,
administrators,
                                    trustees, guardians, attorneys
and officers of
                                    corporations should add their
titles when signing.)